UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): April 29, 2016

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On April 29, 2016, MedoveX Corporation (the “Company”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with selected accredited investors (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Unit Purchase Agreement, the Company had the right to sell  in a private placement (the “Offering”) a minimum of $1,000,000 and up to a maximum of $2,000,000 of units (each a “Unit” and collectively, the “Units”).  Each Unit had a purchase price of $100,000 and consists of (i) 86,957 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.15 per share, and (ii) a warrant to purchase 43,478 shares of Common Stock  (each, a “Warrant” and together with the Units, the Common Stock and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”)). Each Warrant has an initial exercise price of $1.30 per share, subject to adjustment (the “Exercise Price”), and is initially exercisable six months following the date of issuance for a period of five (5) years from the date of issuance.

At the final closing, the Company issued to the Investors 209,565 shares of Common Stock and warrants to purchase 104,782 shares of Common Stock and received gross proceeds of $240,998.75.  In connection with the final closing of the Offering, the Company paid Laidlaw & Company (UK) Ltd. (the “Placement Agent”) a cash fee of $28,919.85 and will issue five year warrants to purchase up to 20,956 shares to the Placement Agent with an exercise price of $1.30 per share.

The final closing constituted the completion of the Offering, which, in the aggregate, yielded $1,398,033.50 in gross proceeds to the Company and a total of 1,211,760 shares and warrants to purchase 605,880 shares to be issued to Investors. The Placement Agent collected an aggregate of $192,764.02 in total fees relating to the Offering, and was also issued warrants to purchase an aggregate of 181,992 shares.

Pursuant to the Unit Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investors. The Company will be required to file within 45 days of the termination date of the Offering a registration statement registering for resale all shares of Common Stock issued as part of the Units and all of the Warrant Shares.  The Unit Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference

Each of the Investors is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and the securities were sold to it in reliance on the exemption from registration provided by Rule 506 and Section 4(2) of the Act.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1*	Form of Warrant to be issued by MedoveX Corporation to each of the Investors
10.2	Form of Unit Purchase Agreement, by and between the Company and Investors
10.3	Form of Registration Rights Agreement, by and between the Company and Investors
10.4	Private Placement Memorandum Supplement, dated April 18, 2016

* Incorporated by reference herein from the Company’s Current Report on Form 8-K filed on April 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORPORATION

Date: May 5, 2016	By: /s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer